Calculation of Filing Fee Tables
S-8
CalciMedica, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2023 Equity Incentive Plan	Other	1,654,374	$ 1.91	$ 3,159,854.34	0.0001381	$ 436.38
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2023 Employee Stock Purchase Plan	Other	30,874	$ 1.91	$ 58,969.34	0.0001381	$ 8.14
Total Offering Amounts:						$ 3,218,823.68		$ 444.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 444.52
Offering Note
[1]	The amount registered represents (i) an additional 1,500,000 shares of Common Stock ("Common Stock") of CalciMedica, Inc. (the "Registrant") authorized for issuance under the 2023 Equity Incentive Plan (the "2023 Plan") pursuant to an amendment to such plan that was approved by the Registrant's stockholders on August 19, 2026 and (ii) 154,374 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2023 Plan on January 1, 2026, after giving effect to the 1-to-5 reverse stock split effected by the Registrant on August 27, 2026 (the "Reverse Stock Split"), pursuant to an "evergreen" provision contained in the 2023 Plan. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2033, the number of shares authorized for issuance under the 2023 Plan will be automatically increased by the lesser of (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year or (b) such lesser number of shares of Common Stock as the Registrant's board of directors (the "Board") may designate prior to the applicable January 1st. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the 2023 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per share and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on September 21, 2026.

[2]	The amount registered represents 30,874 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2023 Employee Stock Purchase Plan (the "ESPP") on January 1, 2026, after giving effect to the Reverse Stock Split, pursuant to an "evergreen" provision contained in the ESPP. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2033, the number of shares authorized for issuance under the ESPP will be automatically increased by the lesser of (a) 1% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; (b) 39,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per share and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on September 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources